EXHIBIT 99.1

Pacific Asia Petroleum, Inc. to host Investor Conference Call on

Oyo Oilfield Acquisition Update

Hartsdale, N.Y.  December 31, 2009 – Pacific Asia Petroleum, Inc. (NYSE Amex: PAP) announced today that it will host a conference call with its shareholders on January 6, 2010.

The Company’s President and CEO, Frank Ingriselli, will discuss its planned acquisition of all of the interest held by CAMAC Energy Holdings Limited and certain of its affiliates in the Oyo Oilfield. The Company’s Proxy Statement soliciting stockholder approval of this acquisition and related transactions was filed with the U.S. Securities and Exchange Commission on December 31, 2009.

Conference Call details -

Date:

January 6, 2010 (Wed)

Time:

11:00am PT / 2:00pm ET

Participate:

To participate in the conference call, please dial 888-857-6930 (toll free) or 719-457-2731 (toll) at least 10 minutes prior to the start of the call.  Callers will need to reference confirmation code: 2698467

Listen only:

A live webcast of the call will be available at the Company's website

www.papetroleum.com.   Questions can also be submitted beforehand through the     webcast.

 Replay:

The webcast will be archived on the Company's website following the call.

For information on the Company’s recent announcements on the Purchase and Sale Agreement on the Oyo Oilfield in Nigeria and the Oyo Oilfield Production Commencement, as well as a copy of the proxy statement, please visit www.papetroleum.com.

About Pacific Asia Petroleum, Inc.

Pacific Asia Petroleum, Inc. (NYSE Amex: PAP) is a U.S. publicly-traded energy company engaged in the development, production and distribution of oil and gas and is focused on early cash flow, high return projects.  The Company controls the rights to significant gas acreage under contract in China and is a strategic partner with several major energy companies in high-value oil fields in China.  The Company was founded in 2005 by a group of senior Texaco executives and is led by President and CEO Frank C. Ingriselli.  Pacific Asia Petroleum is headquartered in Hartsdale, New York, and also has offices in Beijing, China and California.

Media Contact:

Pacific Asia Petroleum, Inc.

Bonnie Tang

bonnietang@papetroleum.com

250 East Hartsdale Ave.

Hartsdale, NY 10530

(914) 472-6070

www.papetroleum.com

Investor Relations Contact:

Liviakis Financial Communications, Inc

John Liviakis

(415) 389-4670

John@Liviakis.com

www.liviakis.com

655 Redwood Hwy, Suite 395

Mill Valley, CA 94941

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